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                                                                 EXHIBIT 10.5

                               FOURTH AMENDMENT
                             OF SCIQUEST.COM, INC.
                               STOCK OPTION PLAN



     THIS FOURTH AMENDMENT of SciQuest.com, Inc. Stock Option Plan is dated as of August 27, 1999.


     WHEREAS, the Board of Directors of SciQuest.com, Inc. (the "Company") has adopted and the stockholders of the Company have approved the SciQuest.com, Inc. Stock Option Plan, as amended (the "Plan"); and

     WHEREAS, the Board of Directors deems it to be in the best interests of the Company to further amend the Plan in order to increase the maximum number of shares issuable pursuant to options granted under the Plan from 979,017 to 1,745,465.

     NOW, THEREFORE, the Plan shall be amended as follows:

     1. The second sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

          "The maximum number of shares of Stock which may be issued under the Plan shall be One Million Seven Hundred Forty-Five Thousand Four Hundred Sixty-Five (1,745,465) shares."

     2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

     IN WITNESS WHEREOF, the undersigned hereby certifies that this Fourth Amendment was duly adopted by the Board of Directors of the Company as of the 10/th/ day of August, 1999 and by the stockholders of the Company on the 27/th/ day of August, 1999.


                                    SCIQUEST.COM, INC.
[CORPORATE SEAL]
                                    By:      /s/ M. Scott Andrews
                                         -----------------------------
ATTEST:                                  M. Scott Andrews
                                         President


By:      /s/ Peyton C. Anderson
     ------------------------------
     Peyton C. Anderson
     Secretary